Exhibit 99.1

Xylem Inc.

301 Water Street SE, Suite 200

Washington, DC 20003

Tel +1.202.869.9150

NEWS RELEASE

Contacts:

Media Houston Spencer +1 (914) 240-3046 Houston.Spencer@xylem.com	Investors Andrea van der Berg +1 (914) 260-8612 Andrea.vanderBerg@xylem.com

Xylem Completes Acquisition of Evoqua

Creates World’s Most Advanced Platform to Address Critical Water Challenges

Extends Xylem’s Leadership in Water Technologies, Solutions and Services, with Strong Position in Resilient, Attractive Growth Markets

WASHINGTON, DC, (May 24, 2023) – Xylem Inc. (NYSE: XYL), a leading global water technology company (“Xylem” or “the Company”), today announced it has completed its acquisition of Evoqua Water Technologies Corp. (“Evoqua”), a leader in mission-critical water treatment solutions and services, in an all-stock transaction valued at approximately $7.5 billion. The combination creates the world’s most advanced platform of capabilities to address customers’ and communities’ critical water challenges.

Headquartered in Washington, D.C., the combined company becomes the world’s largest pure-play water technology company, with $7.3 billion in pro forma revenue and more than 22,000 employees globally. Xylem’s unmatched portfolio of innovative solutions across the water cycle, including advanced technologies, integrated services, and deep application expertise, will help customers in utilities, industrial and commercial end markets address their most pressing water needs.

“Global awareness of water as a systemic risk to society has never been greater. Investment in water solutions continues to accelerate as communities and businesses around the world address intensifying challenges like water scarcity, quality and resilience to climate change – and how to address these issues in an affordable way,” said Patrick Decker, President and CEO of Xylem. “Our combination with Evoqua creates a transformative global platform to solve these critical water challenges at an even greater scale. Together, we are uniquely positioned to help meet customers’ mission-critical needs with an unmatched portfolio of products and services across the water cycle.”

“Today is an exciting milestone as we formally welcome our new colleagues to Xylem and bring the power of our combined capabilities to bear for our customers and communities every day. Our complementary portfolios and end market exposure position us even more strongly for growth together, as we solve our customers’ water challenges and help make our communities more water-secure.”

The combined company’s executive leadership team will be led by Patrick Decker and include senior leaders from both Xylem and Evoqua. Xylem has also appointed Lisa Glatch and Lynn C. Swann, former Evoqua directors, to serve as members of its Board of Directors. Glatch brings a strategic and financial perspective and more than 30 years’ experience in senior leadership roles across the public and private sectors in the energy, chemicals, environmental, water and transportation industries. Swann has held various leadership roles across business, government, and philanthropic organizations and is an experienced member of public company boards.

Under the terms of the transaction, each share of Evoqua common stock was converted into the right to receive 0.48 of a share of Xylem common stock. This results in Xylem shareholders owning approximately 75 percent and Evoqua shareholders owning approximately 25 percent of the combined company on a fully diluted basis.

Lazard and Guggenheim Securities served as financial advisors and Gibson, Dunn & Crutcher LLP served as legal advisor to Xylem. Goldman Sachs & Co. LLC and BofA Securities served as financial advisors and Jones Day served as legal advisor to Evoqua.

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving the world’s critical water, wastewater, and water-related challenges through technology, innovation, and expertise. Our more than 22,000 diverse employees delivered combined pro forma revenue of $7.3 billion in 2022. We are creating a more sustainable world by enabling our customers to optimize water and resource management and helping communities in more than 150 countries become water-secure. Join us in the effort at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements, including those regarding the anticipated benefits of the transaction described herein, involve risks and uncertainties. Post-closing, the combined company’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the combined company’s ability to achieve the synergies expected from the transaction; delays, challenges and expenses associated with integrating the combined company’s existing businesses; the ability of Xylem retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the transaction; litigation relating to the transaction; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated therewith; the global impact of the COVID-19 pandemic on the macroeconomy and the combined company’s business, operations, growth, and financial condition, as well as broader macroeconomic conditions; and impacts to our share price and dilution of shareholders’ ownership. Other factors that might cause such a difference include those discussed in Xylem’s and Evoqua’s filings with the Securities and Exchange Commission (the “SEC”), which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Xylem’s and Evoqua’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this press release are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Xylem undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.